EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated November 2, 2015 in the Amendment No. 2 to the Registration Statement (File No. 333-205265) and related Prospectus of Guggenheim Defined Portfolios, Series 1356.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
November 2, 2015